Exhibit 99.1

Kratos Defense & Security Solutions, Inc. Acquisition of Herley

Additional Information and Where to Find It This presentation is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the shares of Herley Common Stock has not commenced. The Company intends to file a tender offer statement on Schedule TO with the SEC, and Herley also intends to file a solicitation/recommendation statement on Schedule 14D-9, with respect to the tender offer described in this press release. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by Herley’s stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to Herley’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov and may also be obtained by directing a request to the Corporate Secretary of Kratos Defense & Security Solutions, Inc., at (858) 812-7300.

Kratos Acquisition of Herley Herley is a leading provider of electronic systems, subsystems and components specializing in microwave and millimeter wave technology serving the global defense industry F-16 F-15 EA-18 EA-GB AMRAAM Trident LAMPS

Kratos Acquisition of Herley Herley’s products are critical to United States National Security: Electronic Warfare Systems Electronic Attack Systems EW Threat and Radar Simulators Command and Control Networks Insertion of Viruses into Enemy Command Networks Air Launched Cyber Attacks Neutralization of Adversaries’ Electronic Warfare Systems

The majority of Herley’s business is entrenched, single-source and positioned on established mission-critical platforms Single-source provider on ~ 60 percent of revenue/business base High Barriers to Entry Leading edge engineering expertise and technological capabilities Long development cycle High risk/cost to customer to replace Herley, Herley products 45 years of experience Kratos Acquisition of Herley

Strategic Rationale: Herley’s business is primarily focused on providing products to National Security and Weapons platforms that Kratos is working on, supporting or familiar with: Manned and unmanned aircraft Tactical and ballistic missiles Sensor and radar platforms Representative Threat Targets Simulation and testing Electronic Warfare Systems Electronic Attack Systems Command and Control Systems Kratos Acquisition of Herley

Strategic Rationale: Herley’s existing products primarily support fielded systems that are established, solidly funded and will be in the U.S. and FMS customers inventory for the foreseeable future: Kratos Acquisition of Herley Electronic Attack Electronic Warfare Radar/Threat Simulation Threat Neutralization F-16 EA-18 AMRAAM F-18 Trident

Strategic Rationale: Herley is one of the few major electronic warfare, electronic attack providers in the market space with decades of proven performance Majority of contracts are sole-source or single-source, relying on Herley intellectual property Limited competition due to the nature of the work High barriers to market entry from potential competitors Well funded, high priority, mission critical National Security areas – C4ISR Kratos Acquisition of Herley

Strategic Rationale - Growth Opportunities: Herley has a strong new business pipeline for their products: Next Generation Intelligence, Surveillance and Reconnaissance Airborne System Unmanned Autonomous Air Vehicle - ISR UAS System for Persistent ISR Data Collection Electronic Warfare Jammer - Next Generation Electronic Attack – Next Generation Electronic Cyber Attack Foreign Military Sales and Direct International Sales Kratos Acquisition of Herley

Diversified customer base Direct supplier to all service branches of U.S. Military First-tier supplier to all of the defense primes Herley products embedded on over 120 individual platforms No one Herley program makes up great than ~3% of combined company revenue Kratos Acquisition of Herley

Strategic Rationale – Organization & Integration Herley will be integrated into Kratos’ Weapon Systems Solutions Division WSS Division is Kratos’ primary products and technology business unit WSS is where Kratos currently works with weapons and other platforms the same or similar to Herley Manned & Unmanned Aircraft Targets Sensors & Radar Platforms Tactical & Ballistic Missiles Kratos’ international/FMS business is in WSS and we see significant new business and growth opportunities in this area India Japan South Korea Saudi Arabia All six key Herley Division Presidents are expected to accept employment with Kratos Kratos Acquisition of Herley

Transaction is accretive to virtually all Kratos’ financial matrices, with accretion expansion in subsequent years Transaction will immediately increase or be accretive to Kratos’: GAAP EPS Pro Forma EPS EBITDA Margins Cash flow from operations PV and utilization of Kratos’ ~ $200M NOL Kratos Acquisition of Herley

Kratos’ purchase price per HRLY share $19.00 Total enterprise value paid for business ~ $270 million, excluding financing, fees, costs, etc. Total purchase price multiple for the business, enterprise value/pro forma EBITDA ~ 6.5x, excluding financing, fees, costs, etc. Total cost of transaction including all fees, financing costs, severance, etc., ~ $305 million Total purchase price multiple for the business, including all costs and expenses ~ 7.3x Kratos’ ~ $200 million Net Operating Loss carry forward Forecasted to utilize ~ $140 million of Kratos’ NOLs over next five years virtually eliminating federal income taxes paid by combined business Kratos’ NOLs expire in 2027 Estimated transaction Close Q2 2011 Kratos Acquisition of Herley

Utilization of Kratos’ $200 million NOL Significantly accelerated by the transaction due to combined business profitability, increasing PV of ~ $80 million tax asset Significantly Enhances Kratos’: Cash flow from operations Free cash flow Accelerated and rapid delevering due to significantly increased cash flow There will be significant transaction, acquisition and financing related costs and expenses in 2011 directly related to the acquisition that will impact 2011 GAAP EPS, FASB ASC Topic No. 805, etc. 2011 forecasted information noted above is pro forma to exclude the non-recurring amounts Kratos Acquisition of Herley

Herley reports record revenues of ~ $49 million for quarter ended October 31, 2010 EBITDA reported of $7.3 million Pro forma adjusted EBITDA of ~ $9.3 million Gross margin of 32.2% highest since 2004 Backlog ~ $172 million Strong bid and proposal pipeline Kratos Acquisition of Herley

Kratos – Summary of Financial Information Pro Forma Forecast Combined With Herley Forecast Kratos 2011 2011 2012 Revenue $550M - $560M $750M - $760M $770M -$805M Pro Forma Adjusted EBITDA* $60M - $62M $102M-$105M $106M-$110M EBITDA Rate 10.4% - 10.7% 13% - 13.8% 13.2% - 14% Earnings Per Share** $.75 - $.79 $.85 - $.90 $1.05 - $1.20 Earnings Per Share Excluding Amortization*** $1.10 - $1.20 $1.60 - $1.70 $1.75 - $1.85 FCF $22M - $24M $30M - $35M $40M - $45M Total Number of Shares 19.0M 23.9M 24.3M *Pro forma adjusted EBITDA reflects acquisition of Herley as if acquired January 1, 2011 **Earnings per share reflects pre tax income, less the expected cash to be paid for income taxes due to the benefit of Kratos’ approximate $200 million in net operating loss carry forwards which expire in 2027 ***EPS excluding amortization reflects EPS** above, less the amortization of purchased intangibles resulting from acquisitions, including the acquisition of Herley, less the expected cash to be paid for income taxes Note: All estimated amounts exclude impact of transaction related expenses

 Pro Forma Combined with Herley Forecast Forecast Estimated@ Forecast Forecast 12/31/10 Transaction 12/31/11 12/31/12 Close Total Debt* $225M $455M $455M $455M Cash on Balance Sheet $10M $15M $35M $70M Net Debt $215M $440M $420M $385M Pro Forma Adjusted $52M-$54M $91M-$93M $102M-$105M $106M-$110M EBITDA** Net Leverage ~4.1x ~4.9x ~4.0x ~3.6X Undrawn Line of Credit $35M $35M $35M $35M (See next page for notes) Kratos Acquisition of Herley STRONG CASH FLOW AND NOL UTILIZATION RESULTS IN RAPID DELEVERING

Kratos Acquisition of Herley Cash paid for income taxes forecast of $3M - $5M per year Low forecasted annual capital expenditures of approximately $10M - $12M, as large amount of Kratos’ CapEx is government furnished/funded Tax planning strategy to continue to minimize income taxes paid with NOLs *Senior Notes at face value (excludes estimated premium) **Pro forma Adjusted EBITDA reflects Kratos’ previous acquisitions as if acquired on 1/1/10 and Pro Forma Combined with Herley reflects Herley acquisition as if acquired on 1/1/11, calculated in accordance with Senior Notes Agreement

Leading Provider of Electronic Systems Electronic Warfare Electronic Attack Command and Control Radar EW Threat Simulators E Command Network Attack Established positions on leading, deployed, well funded defense programs Sole-source/single-source provider on 60 percent of business/revenues High barriers to entry Strategic fit with Kratos Forecasted to be strongly financially accretive Kratos Acquisition of Herley